PROJECT COOPERATION AGREEMENT

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd

Party B: Huang Zhiying

Party C: Shenzhen Qianhai Da Fei Financial Services Co., Ltd.

Party D1: Gao Yunhong

Party D2: Cao Cheng

Party D3: Qinhuangdao Rongtai Guarantee Co., Ltd.

November 16, 2015

PROJECT COOPERATION AGREEMENT

No.: SZDF-2015-339

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd

Organization code certificate: 07858766-5

Legal representative: Liu Bodang

Address: F19, Yamai International Centre, Hong Kong Middle Road 7, Shinan District, Qingdao City

Party B: Huang Zhiying

ID card number: 44018319870627691X

Address: Room 3601, Tower A, Galaxy Century Building, Futian District, Shenzhen

Party C: Shenzhen Qianhai Da Fei Financial Services Co., Ltd.

Organization code certificate: 39856942-3

Legal representative: Cao Cheng

Address: F36, Tower A, Galaxy Century Building, Caitian Road, Futian District, Shenzhen City

Party D1: Gao Yunhong

ID card number: 130302197306251612

Address: F36, Tower A, Galaxy Century Building, Caitian Road, Futian District, Shenzhen City

Party D2: Cao Cheng

ID card number: 431003198108063510

Address: F36, Tower A, Galaxy Century Building, Caitian Road, Futian District, Shenzhen City

Party D3: Qinhuangdao Rongtai Guarantee Co., Ltd.

Organization code certificate: 79545631-8

Legal Representative: Gao Yunhong

Address: 231-1, Middle Section, Hebei Avenue, Haigang District, Qinhuangdao

IN WITNESS WHEREOF, the Agreement is hereby executed by/among Party A, Party B, Party C, and Party D (including Party D1, Party D2 and Party D3) (the parties hereinafter) under the principle of equality, free-will, mutual benefit, and honesty and trustworthiness, through friendly negotiation, on cooperation matters relating to personal loans service hereunder, pursuant to “Contract Law”, “Security Law” and other relevant national laws and regulations, for the purpose of promoting financial innovation, supporting the establishment of credit financing system in China, and resolving the difficulties in financing by micro-credit borrowers.

Article I: Relationships between the parties

Under the Agreement, Party A is the operator of Huiying Financing Service, a P2P platform (www.hvif.com, hereinafter referred to as “Party A’s platform” or “HFS platform), with investment demand resources.

Party B hereunder is a natural person that proposes to finance via repurchase-type financial claim transfer from Party A platform investors recommended by Party A (Party A platform investors hereinafter), holding financial claims as approved by Party C via examination and verification.

Party C hereunder (including any of its branches and subsidiaries under Party C) is a consumer-finance-related intermediary service provider, with financing demand clients resource.

Party D hereunder (including Party D1, Party D2 and Party D3): Party D1 and Party D2 act as shareholders of Party C, and Party D3 is an affiliated company of Party C.

Article II: Cooperation mode

2.1 Party B transfers its claims to Party A’s platform investors in the form of claims transfer via Party A’s platform, and promises to repurchase such claims within a certain period of time, as agreed upon hereunder.

2.2 Party A provides Party A platform investor and Party B with intermediary services and transfer management services, thereby to facilitate completion of financing transactions.

2.3 Party C shall review and examine Party B’s claims, and report/submit to Party A in the manner as agreed upon.

2.4 Acting as the shareholder and affiliate of Party C, Party D shall provide guarantee and security of joint and several liable to Party A platform investors for debt repayment by Party B hereunder.

2.5 The parties have acknowledged, fully accepted and are willing to comply with “Terms of Use and Service of Huiying Financing Service” (detailed in www.hyjf.com), and to comply with this cooperation service model under the Agreement.

The debtor corresponding to the “claims” as mentioned in the above Article 2.1, as well as the following “claims” means any consumer applying for customer loans via Party C.

Article III: Operating procedures

3.1 Party A shall perform credit investigation and tracking management on Party B and Party C; grant Party C to recommend Party B’s claims to Party A, thus financing via transfer on Party A’s “Huiying Financing Service” platform.

 3.2 Party C shall, on T Day, push information on any eligible debtor claimed by Party B (hereinafter referred to as “subordinate debtor”) to Party A via manual data tables / system data exchange, containing the following fields:

Full name	ID number	Repayment bank card (card number / bank)	Gender	Registered permanent residence address/ Current address	Employer	Product name / model
Product price	Loan amount (RMB yuan) (consumer loans / cash loans)	Loan term (months)	Booth information (name / phone / address)	Personal contact information	Other contact information (family, employer, etc.)	Existing loan of borrower

3.3 Party A shall complete review on T + 1 Day, after receiving claim projects of Party B from Party C; such the project review includes but is not limited to the subordinate debtor data collection, verifying basic information and other relevant information, telephone sampling survey, etc. Party A shall send the list of qualified subordinate debtors to Party C, before 10:00, on T + 1 Day, via manual data tables / system data exchange. Within 1 hour after receiving the list, Party C shall fill out a complete “Commitment Letter” (the “Letter” for short hereinafter) and “List of Claim Transfer Project” (the “List” for short hereinafter), sign and seal such Letters and Lists, then send back the scanned copies to Party A. Party C warrants Party A’s margin account balance is greater or equal to total balance of Party B claims transfer projects (including T Day transfer projects).

The original Lists and Letters shall be mailed via the following ways: within 30 days from the beginning of the first transfer of claims, Party C shall mail the original Lists and Letters to Party C on a daily basis. After 30 days, Party C shall mail twice a week (to be mailed by Party C tentatively on every Monday and Wednesday). Party C shall choose appropriate mailing and post approaches.

In time of reviewing, Party A shall have the right to refuse any claim projects of Party B from Party C.

3.4 Party A warrants Party A platform investors’ capital (hereinafter also known as “investment principal”) is transferred to Party B’s account via a third-party payment agency on T + 2 day (the date when Party B’s bank account receive such payment shall be deemed as “full-scale lending date” or “the starting date of claim transfer”), upon transfer of the capital to the account, the investors’ leading obligation shall be considered fulfilled.

3.5 Upon financing successfully, the subordinate debtor shall still repay according to the conditions under the loan agreement with Party B, Party C will be fully responsible for post-loan management of the subordinate debtor; in case the subordinate debtor is about to suffer/suffers any difficulties that affect the performance capability thereunder, Party C shall promptly take effective measures to guarantee the safety of such claims.

3.6 The day before the full scale lending day corresponding to the repayment date (if the full scale lending day is January 5, the monthly repayment day shall be the 4th day each month. If such the repayment day doesn’t exist on subsequent repayment process, it will be adjusted to the last day of the month automatically. In case of statutory holidays or public holidays, the repayment date shall be automatically advanced to the day before such the holidays.

3.7 On the repayment day, Party C shall warrant Party B has sufficient funds in its payment agency account to repay all payable dues in current month (including principal, interest and all other costs).

Monthly payable = PMT (annual yield / 12, claims transfer period, investment principal)

The period of claim transfer shall be calculated on a monthly basis. If the remaining repayment period of subordinate debtor is more than 12 months as of the starting date of transfer of claims, the claims transfer period shall be 12 months; if the remaining repayment period of subordinate debtor is less than 12 months as of the starting date of transfer of claims, the claims transfer period shall be actual remaining repayment period. The annual yield is ().

3.8 Party B shall repurchase all of the claims held by Party A platform investors prior to 14:30 on the expiration date of claims transfer period, and pay the repurchase amount, total RMB ______________yuan.

Article IV: Credit granting

4.1 The maximum credit line to Party B for transfer of claims hereunder is RMB ___________ yuan. (The maximum credit line is the ceiling amount of outstanding principal negotiable granted by Party A to Party B, within the credit granting valid period.)

4.2 The maximum credit line hereunder is valid for 12 months, from __________ to__________.

4.3 Within the valid period of the maximum credit line, the total balance of claim transfer project by Party B shall not exceed the maximum credit line.

4.4 In any claim transfer projects by Party B, the starting time of subordinate debtor's loan shall not be later than the expiry day of the maximum credit line.

4.5 Within the valid period of the maximum credit line, the daily amount of claim transfer project by Party B shall not exceed 3.00 million yuan. If the claim’s transfer period is within 12 months, such period shall start from the starting date of transfer of claims.

4.6 If the cumulative principal balance of Party B’s claim transfer projects is up to the ceiling of the maximum credit line, both parties may further negotiate to determine whether to increase maximum credit line as actual cooperation needs.

4.7 If Party A considers that any event or circumstance occurs, which results in/may result in derogation of performance hereunder by Party B or Party C or any damage to the interests of Party A platform investors during the process of cooperation, Party A shall have the right to adjust the maximum credit line and effective credit period.

In case Party A adjusts the maximum credit line and effective credit period; the adjusted shall prevail and be finally performed hereunder.

Article V: Cost of capital and margin

5.1 Proportion of the cost of capital

5.1.1 Costs: Party A and Party A platform investors shall charge the relevant fees in accordance with the annual yield of _____________. Such the fees shall be regarded all investment income for Party A platform investors and also all service charges payable to Party A.

5.1.2 Starting time: The starting time of transfer of claims shall be subject to actual full-scale lending day of Party A P2P platform.

5.2 Margin

5.2.1 In addition to providing joint liability guarantee in accordance with the terms of guarantee, Party C shall also pay margin to Party A at a certain percentage as money collateral security for principal, interest, liquidated damages, costs and expenses arising from enforcing the claims. Which are payable by Party B to Party A and Party A platform investors.

5.2.2 During the process of cooperation, Party C shall pay margin to Party A on basis of total balances of claims transfer projects of Party A platform investors (on a basis of RMB _______ yuan, paid or added on whole multiples of RMB ___ yuan. The balance of the margin retained shall be corresponding to the total balance of claims transfer projects; if the margin balance falls below amount payable, Party C shall make up on the day when the margin becomes insufficient. On the 3rd day each month, the margin shall be settled (postponed accordingly in case of holidays). If the amount of margin is higher than the proportion as required hereto as of the settlement date, Party A shall refund margin to Party C.

5.2.3 If the total balance of Party A platform investors increases or Party B fails to repay as scheduled, causing the margin account balance to fall below the amount as required in Article 5.2.2, Party B shall make up immediately before 14:30 on the occurrence day hereto, until the margin account balance is up to the amount as required.

5.2.4 Party A warrants that the margin paid by Party C is only used for the purpose specified hereunder, not applied into any other purposes.

5.2.5 In case the corresponding amount of Party C’s margin is offset, Party C shall be also obligated to repay any sum and costs that have not been repaid to Party A and Party A platform investors till then.

5.2.6 Party A shall, within 5 working days after claims repurchase by Party B, refund corresponding margin to Party C’s designated account.

Margin deposit account

	Account beneficiary name	Account number	Bank of deposit

Margin account	Benefactum Alliance Business Consultant (Beijing) Co., Ltd.		China Construction Bank Qingdao Branch

Party C designated account

	Account beneficiary name	Account number	Bank of deposit
Party C’s designated account	Shenzhen Qianhai Da Fei Financial Services Ltd.		China Construction Bank ________Branch

Article VI: Liability for guarantee

6.1 Party C and Party D are willing to provide joint and several liability guarantees for Party B's obligations to Party A and Party A platform investors under this Agreement, within the maximum credit line.

6.2 Party C and Party D agree to bear joint and several repayment liabilities for any amount payable under claims transfer projects by Party B hereunder or under any other agreements in connection with this Agreement.

6.3 Party C and Party D agree to provide guarantees for the claims repurchased by Party B in time of expiration of claims transfer hereunder or under any other agreements in connection with this Agreement.

6.4 Party C and Party D warrant: if Party B fails to repay or pay any other costs as scheduled in full amount, Party C and Party D will repay/pay for Party B before 14:30 on the due date of current month; in case of failure in repayment for Party B, Party A may deduct from the margin of Party C directly.

6.5 The scope of guarantees by Party C and Party D includes but is not limited to specific principal, interest, liquidated damages, legal fees, lawyer fees, security fees and all other related costs arising from realization of claims, which are payable by Party B.

6.6 The period of guarantees by Party C and Party D shall start from the expiry date of amount payable by Party B (all principal, interest and other related costs) until the actual full-amount repayment date.

6.7 Party C and Party D warrant any claims, corresponding to the financing projects by Party B via Party A platform in form of claims transfer, are transferred in one-off manner only. After transfer via Party A’s platform, it is prohibited to transfer such claims through any other channels.

Article VII: Rights and obligations

7.1 Rights and obligations of Party A

7.1.1 Party A is entitled to perform due diligence on Party B and Party C in accordance with the Company's internal regulations and requirements, including, but not limited to verifying basic information, operation, risk control, financial status of Party B and Party C.

7.1.2 Party A is entitled to review Party B’s claims project and decide whether to recommend them to investors on its own decisions.

7.1.3 Party A is entitled to perform a post-loan inspection on the site of Party C or Party B on a regular basis, and to collect data on a regular basis, including but not limited to related business information, financial data, corporate information, etc., from both parties hereto. Party B and Party C shall fully cooperate without evading or providing false information for any reason.

7.1.4 In case any of Party B’s claim projects becomes overdue, Party A shall have the right to request Party B and Party C to party assume guarantee responsibility hereunder, and repay for Party B’s unperformed part hereunder.

7.1.5 Party A shall be obliged to keep confidential information or material that Party B or Party C provides.

7.1.6 Party A is obliged to give the reason for the rejection in time of rejecting claims transfer project from Party B.

7.1.7 The subordinate debtor information provided by Party B and Party C are used for review by Party A only. Without the written consent of Party B and Party C, Party A and Party A platform investors shall neither apply the aforementioned information into any form of market marketing, product promotion or other purposes, nor disclose to any third party.

7.2 Rights and obligations of Party B and Party C

7.2.1 Party C is entitled to perform independent investigation on Party B’s claims transfer projects in accordance with the Company's internal processes, requirements, and provisions.

7.2.2 Party B and Party C are obligated to provide Party A with true, complete, effective and accurate information on claims transfer or the Company; the financial statements submitted shall reflect the true financial situation as of issuing date of such the financial statements; in case of any information changes, they shall promptly notify to Party A.

7.2.3 Party C is obligated to data confidentiality and integrity during field transmission of claim transfer projects hereto by Party B. In case of private leakage or field missing or incomplete information, Party C shall remedy timely.

7.2.4 Party C is obliged to track the performance of Party B’s subordinate debtor in repayment of principal and interest

7.2.5 in case of major changes in Party C, the shareholders of Party C, Party D, or major event arising therefrom, Party C and Party D are obliged to disclose to Party A in a timely manner; such major changes or major events include but are not limited to the following:

(1)	change in registered capital, ownership structure, legal representative or actual controller, main business, corporate organization form;
(2)	commencement of liquidation, dissolution, bankruptcy, merger, separation, custody and other similar procedures;
(3)	litigation, claims, assets freezing, seizure or any other enforcement measures, which amount is more than 5 million yuan.
(4)	Party C or Party C’s shareholder, actual controller, or Party D are investigated or required to assist in the investigation by judicial administration due to allegedly illegal behaviors.
(5)	other cases affecting financial conditions or solvency conditions of Party B, Party C, or Party D.

7.2.6 if Party B or Party C acts in following manners or Party A reasonably judges Party B or Party C may act in following manners, Party A shall be entitled to terminate this Agreement; Party B shall repurchase all claims projects within seven days after termination hereto and make one-off payment to Party A. within 7 days from the date of receiving above claims repurchase payment, Party A shall deliver the cooperation projects related information to Party B, and the corresponding claims shall be owned by Party B.

(1)	Party B claims transfer projects become overdue for cumulative three times, but Party D or Party C does not timely repay for Party B.
(2)	Party C’s margin is insufficient and Party C fails to make up above the agreed proportion under Article 5.2.2, after notification by Party A;
(3)	the above agreed matters under Article 7.2.5 are not promptly notified to Party A, thus causing any losses to Party A.

Article VIII: Privacy Policy

The parties shall strictly keep commercial secrets confidential. Without the consent of the other parties, no party shall disclose any contents of this Agreement and any related data.

Article IX: Dispute resolution

This Agreement is subject to laws of People's Republic of China. Any dispute arising during performance of the Agreement shall be resolved by the parties through negotiation; if such negotiation fails, it shall be submitted to the people count with jurisdiction, in the region where the Agreement is executed.

Article X: Effectiveness and change

10.1 The Agreement shall take effect from the date of signing until Party B’s claims project are fully repurchased or Party C and Party D have fulfilled the guarantee liability hereunder.

10.2 Except as otherwise expressly provided in applicable law or this Agreement, any early termination of or any modification to this Agreement shall be subject to confirmation by the parties in writing.

10.3 The Agreement is made in six copies, and becomes effective from the date of stamping and signature by the parties; each party holds one, and all of them have the same legal effect.

10.4 The Agreement is executed on November 16, 2015 in Qingdao City.

(Blank Below)

(Signature and sealing pages only hereunder)

Party A (Signature): Benefactum Alliance Business Consultant (Beijing) Co., Ltd

Signature by legal representative or authorized representative:

November 16, 2015

Party B (Signature)

November 16, 2015

Party C (Signature): Shenzhen Qianhai Da Fei Financial Services Co., Ltd.

Signature by Legal representative or authorized representative:

November 16, 2015

Party D1 (Signature):

November 16, 2015

Party D2 (Signature):

November 16, 2015

Party D3 (signature): Qinhuangdao Rongtai Guarantee Co. Ltd.

Signature by Legal representative or authorized representative:

November 16, 2015